SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 7, 2007

                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                       001-09097                         31-1095548
(State or other jurisdiction       (Commission File No.)         (IRS Employer Identification No.)
      of incorporation)

             2875 Needmore Road, Dayton, Ohio                 45414
         (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

         On January 7, 2007, Lee Fisher resigned from the Board of Directors of REX Stores Corporation (the "Company"). Mr. Fisher resigned due to his election as Ohio Lieutenant Governor and not because of any disagreement with the Company. Mr. Fisher has entered into a Rule 10b5-1 trading plan to liquidate all of his vested stock options in the Company.

         On January 11, 2007, the Board of Directors of the Company, pursuant to the Company's Bylaws, appointed Mervyn L. Alphonso to fill the vacancy created by Mr. Fisher's resignation. Mr. Alphonso, 65, has been Vice President for Administration and Chief Financial Officer of Central State University since 2004. Mr. Alphonso has over 30 years of experience in the banking industry. He was President, Dayton District, KeyBank National Association from 1994 to 2000 and held various management positions with KeyBank of New York, N.A., Crocker National Bank and Bankers Trust Company. Mr. Alphonso served as a Peace Corps volunteer from 2001 to 2003.

         Mr. Alphonso has not been named to any committees of the Board of Directors. Mr. Alphonso will receive the standard compensation received by other directors who are not officers or employees of the Company.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      REX STORES CORPORATION



Date: January 11, 2007                By: /S/ DOUGLAS L. BRUGGEMAN
                                          ------------------------
                                          Name:    Douglas L. Bruggeman
                                          Title:   Vice President-Finance,
                                                   Chief Financial Officer and
                                                   Treasurer


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